Exhibit 99.1
FOR IMMEDIATE RELEASE

HC2 Submits Letter To The Andersons Inc. Regarding Potential Acquisition
HC2 Making The Andersons’ Shareholders Aware of Its Proposed $37 Per Share Cash Offer; Principally Interested In Acquiring 100% of the Company, But Proposes Alternative Deal Structures
Potential Acquisition Consistent With HC2’s Long-Term Strategy

New York, May 17, 2016 (GlobeNewswire) - HC2 Holdings, Inc. (“HC2”) (NYSE MKT: HCHC), a diversified holding company, announced today that it has sent a letter to Michael J. Anderson, Chairman of the Board of Directors of The Andersons, Inc. (NASDAQ: ANDE) (“The Andersons”), stating its continued desire to acquire The Andersons for $37 per share in cash or a total purchase price of $1.043 billion, plus the assumption of $402 million in debt as of March 31, 2016.
“An acquisition of The Andersons is consistent with our strategy of pursuing cash flow positive businesses that enhance the overall shareholder value for the company,” said Philip Falcone, HC2’s Chairman, President and Chief Executive Officer. “We are confident in our ability to complete the transaction given that there are no financing conditions and our exclusive understanding with a qualified strategic partner that is aligned with us to complete this transaction.”

The Company stated it looks forward to working with The Andersons’ management team and Board of Directors to maximize shareholder value for all stakeholders.

The full text of the letter sent to Mr. Anderson is as follows:

May 17, 2016

Via Email and Certified Mail

Michael J. Anderson
Chairman of the Board of Directors
The Andersons, Inc.
480 West Dussel Drive
Maumee, Ohio 43537

Dear Mr. Anderson:

Since January, HC2, Inc. (NYSE:HCHC) has repeatedly expressed its interest to you and the Board to enter into a negotiated transaction with the Company that would create immediate value for all of the Company’s shareholders. Yet, neither you nor anyone at the Company have substantively responded to our $37 all cash offer. Furthermore, despite the Company’s assurance that there would be a meaningful exchange of information at our April 18th meeting, your representatives only stated that “our price was too low,” without providing any indication of an acceptable price or a justification for a higher price. Unfortunately, you have left us no choice but to make your shareholders aware of our proposals.

As we explained in our letters and meeting, we believe the Company has been poorly managed and has not been effective in extracting synergies of any significance from the five disparate corporate entities it owns, controls and operates. A $100mm budget to build a new corporate headquarters, a bloated corporate overhead expense structure coupled with a poor operating performance, weak earnings and a stock that is dramatically underperforming the market and down over 60% from September 2014, only crystallizes our concern that the Company’s value proposition model has eroded and is at risk for further decline.

Hence, we believe action is necessary to maximize value from these assets, for all shareholders, and urge the Board to commence a process immediately. While we continue to be interested in acquiring 100% of the Company, the disparate asset base may prevent traditional strategic buyers from any meaningful participation in an auction as a whole. Therefore, we are prepared to work with the Board to maximize shareholder value and will offer, as an alternative to acquiring all of The Andersons, $950mm for the acquisition of two of the corporate entities: the Grain Group (excluding the investments in Lansing and Thompson’s) and the Rail Group. In addition, HC2 will provide stalking horse bids for each of the remaining assets in a sale process, including the Ethanol Group, Nutrient Group, Retail, as well as The Andersons’ investments in Lansing, Thompson and other corporate assets, thereby minimizing downside risk for shareholders in an auction for those assets.

As a shareholder, HC2 believes the acquisition of Grain and Rail along with the stalking horse proposition will maximize value for all shareholders and allow the Company to effectively execute a sale that minimizes the risk typically found in an auction process, while at the same time allowing the Company to explore targeted buyers to maximize the value for the remaining set of assets.

As we have repeatedly stated in our letters and our meeting, and as the Company has confirmed, HC2 has an exclusive understanding with a qualified strategic partner that is aligned with us to complete this transaction.  We previously provided you with a letter from Jefferies LLC stating that it was highly confident it could underwrite this transaction on the terms then proposed. In addition, we have arranged for up to $680 million of debt financing (and an additional $60 million revolving credit facility) from Cerberus Business Finance, LLC, an affiliate of Cerberus Capital Management, L.P.

Pursuing this transaction is of the highest priority to us, and with the assistance of our financial advisors at Credit Suisse and Jefferies and our legal advisors at Latham & Watkins LLP, we are confident that the regulatory approvals necessary to consummate the proposed transaction will be obtained without any meaningful impediment or delay. These proposals are non-binding and remain, among other things, subject to satisfactory completion of due diligence, the negotiation, execution and delivery of definitive documents, approval by your and our Boards of Directors, approval by your shareholders, and receipt of customary regulatory approvals.

When presented with either of our proposals, which are unanimously supported by our Board, we are confident that the Company's shareholders will embrace it. HC2 is uniquely positioned to quickly evaluate and finalize this transaction, allowing your shareholders to receive immediate and certain value. Although, as we have indicated repeatedly that we would have preferred to negotiate a transaction with the Company, we have determined that making your shareholders aware of our proposals, particularly our all-cash proposal, is now necessary given the Company's attempts to delay constructive engagement.

Sincerely,

/s/ Philip A. Falcone

Philip A. Falcone
Chairman, President and Chief Executive Officer
cc: Paul L. Robinson, CLO

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE MKT:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Manufacturing, Marine Services, Utilities, Telecommunications, Life Sciences, Insurance and Other. HC2's largest operating subsidiaries include Schuff International, Inc., a leading structural steel fabricator and erector in the United States, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in Herndon, Virginia.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include without limitation statements regarding our expectation regarding building shareholder value.  Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions; the ability of HC2's subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries to identify any suitable future acquisition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries of HC2. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
ADDITIONAL INFORMATION
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that HC2 has made for a business combination transaction with The Andersons. No tender offer for the shares of The Andersons has commenced at this time. In furtherance of this proposal and subject to future developments, HC2 (and, if a negotiated transaction is agreed, The Andersons) may file one or more proxy statements, tender offer documents or other documents with the U.S. Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, tender offer document or other document HC2 and/or The Andersons may file with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF THE ANDERSONS ARE URGED TO READ THE PROXY STATEMENTS, TENDER OFFER DOCUMENTS OR OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of The Andersons. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov.
This communication does not constitute a solicitation of a proxy from any stockholder. However, HC2 and/or The Andersons and their respective directors, executive officers and other employees may be deemed to be participants in any solicitation of proxies in respect of the proposed transaction. You can find information about HC2’s directors and executive officers in HC2’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 21, 2016, and HC2’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 15, 2016. You can find information about The Andersons’ directors and executive officers in The Andersons’ definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 16, 2016, and The Andersons’ annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016. Additional information regarding the interests of such potential participants will be included in one or more proxy statements or other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.

For information on HC2 Holdings, Inc., please contact:
Andrew G. Backman
Managing Director - Investor Relations & Public Relations
abackman@hc2.com
212-339-5836